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                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8 No. 333-62346) pertaining to the Rock-Tenn Company 2000 Incentive Stock Plan, the Rock-Tenn Company 2004 Incentive Stock Plan and the Rock-Tenn Company 1993 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated December 13, 2004, with respect to the consolidated financial statements and schedule of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP


Atlanta, Georgia
February 10, 2005